       EX-21.1-1
                                  EXHIBIT 21.1


                                SUBSIDIARIES OF
                            GREAT DANE HOLDINGS INC.


                                                          Jurisdiction
                                                               of
Company Name <F1>                                         Incorporation
-----------------                                         -------------

Checker Motors Corporation                                  Delaware
   Yellow Cab Company                                       Delaware
   Chicago AutoWerks Inc.                                   Delaware
   CMC Kalamazoo Inc.                                       Delaware
   South Charleston Stamping & Manufacturing Company      West Virginia
   American Country Insurance Company                       Illinois
      American Country Financial Services Corp.             Illinois
   Parmelee Transportation Company                          Illinois
      City Wide Towing, Inc.                                Illinois

Great Dane Trailers, Inc.                                    Georgia
   Great Dane Trailers Tennessee, Inc.                      Tennessee
   Great Dane Los Angeles, Inc.                              Georgia

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[FN]
<F1>  Other than SCSM which is 10% owned by Executive Life Insurance Company, the voting securities of each company whose name is indented are owned by the company set forth immediately above whose name is not indented.
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